                                                                    Exhibit 10.7


                              COGNOS INCORPORATED

                          1993-1998 STOCK OPTION PLAN
                         (INCENTIVE AND NON-QUALIFIED)

1.   PURPOSE

     This 1993-1998 Stock Option Plan (the "Plan") is intended to provide incentives (a) to the officers and other employees of Cognos Incorporated (the "Company") and any present or future subsidiary (as that term is defined in Section 424 of the Code) of the Company wherever located (the "Subsidiary(ies)") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the "Code") granted hereunder, ("ISO(s)"); and (b) to directors, employees and consultants of the Company and Subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option(s)"). Both ISOs and Non-Qualified Options are referred to herein individually as an "Option" and collectively as "Options".

2.   ADMINISTRATION OF THE PLAN

     A. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Stock Option Plan Committee (the "Committee") of three or more of its members to administer this Plan; provided that, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Ace of 1934 or any successor provision ("Rule 16b-3"), with respect to specific grants of Options, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and subsidiaries (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine the individuals and entities (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which Options may be granted;
     (iii) determine the option price of shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 6, (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions are to be imposed on shares subject to Options, and the nature of such restrictions if any, and
     (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     B. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. From time to time the Board may increase or decrease the size of the Committee, appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     C. Options may be granted to members of the Board consistent with the provisions of the first sentence of paragraph 2(A) above, if applicable. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during such action is taken with respect to the granting to such member of Options.

3.   ELIGIBLE EMPLOYEES AND OTHERS

     ISOs may be granted only to employees of the Company or any Subsidiary Non-Qualified Options may be granted to any officer, director (whether or not an employee), employee or consultant of the Company or any Subsidiary. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Option to any individual or entity shall neither entitle him to, nor disqualify him from, participation in any other grant of Options.

4.   STOCK

     The stock subject to the Options shall be authorized but unissued shares of common stock of the Company, no par value or shares re-acquired by the Company in any manner (the "Common Shares"). The aggregate number of shares which may be issued pursuant to the Plan is 2,500,000 subject to adjustment as provided in paragraph 14. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased Common Shares subject thereto shall again be available for grants of Options under the Plan. At no point in time shall any Option granted under the Plan have the effect of increasing the aggregate number of Common Shares subject to option under this Plan or any other stock plan of the Company such that the aggregate would exceed 20% of the Company's outstanding issue of Common Shares (on a non-diluted basis).

5.   GRANTING OF OPTIONS

     Options may be granted under the Plan at any time from and after January 1, 1993 and prior to January 1, 1998. Each such grant shall be subject to the receipt within 12 months of January 1, 1993, of the approval of shareholders of the Company as provided in paragraph 16. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option, provided, however, that such date shall not be prior to the date the Committee acts to approve the award.

6.   MINIMUM OPTION PRICE; ISO LIMITATIONS

     A. The price per Common Share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall not be lower than the market price of the Common Shares on The Toronto Stock Exchange at the time of grant, less any maximum discount allowable under Toronto Stock Exchange regulations as amended (such discount not in any event to exceed 50% of such fair market value).

     B. The price per Common Share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per Common Share on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the price per Common Share specified in the agreement relating to each ISO shall not be less than one hundred and ten percent (110%) of the fair market value of Common Shares on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

     C. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Subsidiary, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options. (To make this calculation the conversion rate used shall be the purchase rate for U.S. dollars on the date of grant as published by the Bank of Canada).

     D. If, at the time an Option is granted under the Plan, the Common Shares are publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average of the bid and asked prices in the over-the-counter market as reported by NASDAQ or, (ii) the average of the high and low prices on a principal national securities exchange (including the Toronto Stock Exchange) on which they are so traded. However, if the Common Shares are not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Shares as determined by the Board after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Shares in private transactions negotiated at arm's length.

7.   OPTION DURATION

     Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten (10) years from the date of grant in the case of Options generally and (ii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

8.   WHEN OPTION BECOMES EXERCISABLE

     Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     A. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     C. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable.

     D. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any ISO (which has not previously been converted to a Non-Qualified Option pursuant to paragraph
     18) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code as described in paragraph 6(C).

9.   TERMINATION OF EMPLOYMENT

     If an ISO optionee ceases to be employed by the Company or any Subsidiary other than by reason of death or disability or for "cause" as defined in this paragraph 9, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 30 days from the date of termination of his employment, but in no event later than on the specified expiration date, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Subsidiary to continue the employment of the optionee after the approved period of absence. Nothing in the Plan shall be deemed to give any optionee the right to be retained in employment by the Company or any Subsidiary for any period of time. Options granted under the Plan shall not be affected by any change of employment within or among the Company and its Subsidiaries, so long as the optionee continues to be an employee of the Company or one of its Subsidiaries. If the employment of an optionee is terminated for "cause", his ISOs shall terminate upon receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever. "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of an optionee, after notice thereof, to render services to the Company or any Subsidiary in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or any Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or any Subsidiary which results in direct or indirect loss, damage or injury to the Company or any Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or any Subsidiary; or (vi) the commission of an act which constitutes unfair competition with the Company or any Subsidiary or which induces any customer or supplier to breach a contract with the Company or any Subsidiary.

10.  DEATH

     If an ISO optionee ceases to be employed by the Company or any Subsidiary by reason of death, any ISO of his/her may be exercised, to the extent of the number of Common Shares with respect to which he could have exercised it on the date of his/her death, by his/her estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of the descent and distribution, at any time prior to the earlier of 180 days from the date of the optionee's death or the specified expiration date of the ISO.

11.  DISABILITY

     If an ISO optionee ceases to be employed by the Company or its Subsidiaries by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, to the extent otherwise exercisable on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

12.  ASSIGNABILITY

     No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

13.  TERMS AND CONDITIONS OF OPTIONS

     Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 hereof and may contain such other provisions, as the Committee deems advisable, which are not inconsistent with the Plan, including restrictions applicable to Common Shares issuable upon exercise of Options. The Committee may specify that any Non-qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine.

     The Committee may from time to time confer authority and responsibility on one or more of its members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.  ADJUSTMENTS

     Upon the happening of any of the following described events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

     A. In the event of any subdivision or subdivisions of the Common Shares into a greater number of shares at any time ,or in the case of the issue of shares of the Company to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of options to receive dividends in the form of shares of the Company in lieu of cash dividends declared payable in the ordinary course by the Company on its Common Shares), the number of Common Shares deliverable upon the exercise of Options shall be appropriately increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision or stock dividend.

     B. In the event of any consolidation or consolidations of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable upon the exercise of Options shall be appropriately decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation.

     C. In the event of any reclassification or reclassifications of the Common Shares, at any time an optionee shall accept, at the time of purchase of shares pursuant to the exercise of an Option, in lieu of the number of Common Shares in respect of which the Option to purchase is being exercised, the number of shares of the Company of the appropriate class or classes as the optionee would have been entitled as a result of such reclassification or reclassifications had the Option been exercised before such reclassification or reclassifications.

     D. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding Common Shares in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     E. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B, C or D with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

     F. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     G. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     H. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     I. Upon the happening of any of the foregoing events described in subparagraphs A, B, C or D above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this/her paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

15.  EXERCISE OF OPTIONS

     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised, specify the number of shares as to which such Option is being exercised, and be accompanied by full payment of the purchase price therefore either (a) in cash or by certified cheque, (b) at the discretion of the Committee, through delivery of Common Shares having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually and at no less than 100% of the lowest applicable Federal Rate, as defined in Section 1274(d) of the Code. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clause (b) or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the Common Shares covered by his/her Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued. In no event shall a fraction of a Common Share be purchased or issued under the Plan.

16.  CONDITIONS OF EXERCISE

     Each Option shall be subject to the requirement that, if at any time the Committee or counsel for the Company shall determine, in its reasonable discretion, that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee and counsel for the Company.

17.  TERM AND AMENDMENT OF THE PLAN

     This Plan was adopted by the Board on January 1, 1993, subject to its becoming effective upon approval by the holders of a majority of the Common Shares present and entitled to vote at a meeting of shareholders. If the approval of shareholders is not obtained prior to January 1, 1994, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire on January 1, 1998 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of shareholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of such shareholders within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of Common Shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 14); (b) the provisions of paragraph 3, regarding eligibility for grants of ISOs, may not be materially modified; (c) the provisions of paragraph 6 B., regarding the exercise price at which Common Shares may be offered pursuant to ISOs and the $100,000 per optionee annual limitations, may not be modified (except by adjustment pursuant to paragraph 14); (d) the expiration date of the Plan may not be extended; (e) the benefits accruing to participants under the Plan may not be materially increased;
     (f) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; and (g) the Committee may not take any action which would cause the Plan to fail to comply with Rule 16b-3.. In no event may action of the Board or shareholders alter or impair the rights of an optionee, without his/her consent, under any Option previously granted to him.

18.  CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS

     The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Subsidiary at the time of such conversion. Such actions may include, but are not limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISO. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

19.  APPLICATION OF FUNDS

     The proceeds received by the Company from the sale of Common Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

20.  GOVERNMENTAL REGULATION

     The Company's obligation to sell and deliver Common Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Stock Rights in connection with the Plan.

21.  WITHHOLDING OF ADDITIONAL INCOME TAXES

     Upon the exercise of a Non-Qualified Option, the making of a Disqualifying Disposition (as defined in paragraph 22 or the vesting or transfer of restricted Common Shares acquired on the exercise of an Option, or the making of a distribution or other payment with respect to such Common Shares, the Company, may withhold taxes in respect of amounts that constitute compensation includable in gross income. The Committee in its discretion may condition (i) the exercise of an Option or (ii) the vesting of restricted Common Shares acquired by exercising an Option, on the optionee's making satisfactory arrangement for withholding. Such arrangement may include payment by the optionee in cash or by certified cheque of the amount of the withholding taxes or, at the discretion of the Committee, by the optionee's delivery upon exercise of an Option having an aggregate fair market value equal to the amount of such withholding taxes.

22.  NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

     By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after he/she makes a disqualifying disposition of any Common Shares received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock on or before the later of
     (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

23.  GOVERNING LAW

     The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Province of Ontario, and where applicable, the federal laws of Canada.